Exhibit 10.2

ARVINAS HOLDING COMPANY, LLC

AWARD AGREEMENT

THIS ARVINAS HOLDING COMPANY, LLC AWARD AGREEMENT (this “Agreement”) is made as of                 , by and between Arvinas Holding Company, LLC, a Delaware limited liability company (the “Company”) and                  (the “Recipient”).

The Board of Managers of the Company (the “Board”) has determined that it is in the best interests of the Company to recognize the Recipient’s performance and to provide incentive to the Recipient to remain with the Company and its Related Entities by making this grant of Incentive Shares (as defined below) in accordance with the terms of this Agreement.

The Incentive Shares are granted pursuant to the Company’s Incentive Share Plan (as amended from time to time, the “Plan”), which is incorporated herein for all purposes. The Recipient hereby acknowledges receipt of a copy of the Plan and the Company’s Operating Agreement, dated as of January 1, 2015 (as amended from time to time, the “Operating Agreement”), and agrees to be bound by all the terms and conditions hereof and thereof. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings ascribed to such terms under the Plan.

1.    Award of Incentive Shares. The Board hereby grants to Recipient, as of                              (the “Date of Grant”),                      Incentive Shares of the Company (the “Incentive Shares”). The Incentive Shares being issued under this Agreement shall be subject to all provisions and restrictions set forth in this Agreement, the Plan and the Operating Agreement. The Participation Threshold (as such term is defined in the Operating Agreement) for the Incentive Shares at a particular time is equal to the sum of (a) $                     and (b) the aggregate amount of Contributions (as such term is defined in the Operating Agreement) made to the Company in respect of the Preferred Shares (as such term is defined in the Operating Agreement) at such time.

2.    Vesting of Incentive Shares

(a)    (i) Incentive Shares will begin to vest on                          (the “Vesting Commencement Date”). Except as otherwise provided in Sections 2(b) and 3 hereof, the Incentive Shares shall vest in the following amounts at the following times (the “Vesting Dates”), provided that the Continuous Service of the Recipient with the Company and its Related Entities continues through and on the applicable Vesting Date:

Percentage of Incentive Shares	Vesting Date

(ii)    There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and, except as otherwise specifically provided herein, all vesting shall occur only on the applicable Vesting Date.

(b)    Acceleration Events. All Incentive Shares shall vest if Recipient’s Continuous Service to the Company and the Related Entities has not terminated at the time that a Sale Transaction (as such term is defined under the Operating Agreement) is consummated and Recipient’s Continuous Service is terminated without cause, as determined by the Board, within twelve (12) months after such Sale Transaction. In addition, the Board or the Plan Committee shall be authorized, in their sole discretion, based upon their review and evaluation of the performance of the Recipient and of the Company and its Related Entities, to accelerate the vesting of any Incentive Shares under this Agreement, at such times and upon such terms and conditions as the Board or the Plan Committee shall deem advisable, and which determination shall be made on an individual by individual basis and need not be uniform among all recipients under the Plan.

3.    Forfeiture. If the Recipient’s Continuous Service with the Company or a Related Entity is terminated for any reason, any Incentive Shares that are not Vested Shares, and that do not become Vested Shares pursuant to Section 2 hereof as a result of such termination, shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to the Recipient. The Board or the Plan Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Unvested Shares pursuant to this Section 3.

4.    Restrictions on Transfer. No Transfer of Incentive Shares shall be permitted unless such Transfer is approved by the Board. Any Transfer or attempted Transfer not in compliance with this Section 4 or any other applicable provision or restriction of this Agreement, the Plan and/or the Operating Agreement shall be null, void and of no effect and shall not be effected upon the records of the Company.

5.    Taxes.

(a)    The parties intend that the Incentive Shares shall be a “profits interest” within the meaning of Revenue Procedure 93-27 and that no current tax obligation for the Recipient shall result by reason of the grant or vesting of such Incentive Shares.

(b)    Tax consequences on the Recipient (including, without limitation, federal, state, local and foreign income tax consequences) with respect to the Incentive Shares (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Recipient and the Recipient has had the opportunity to review such tax consequences with his or her own tax advisors. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Recipient’s filing, withholding and payment (or tax liability) obligations. The Recipient understands that Section 83 of the Code taxes as ordinary income the difference between the purchase price for the Incentive Shares and the fair market value of the Incentive Shares as of the date any restrictions on the Incentive Shares lapse. The Recipient understands that he or she may elect to be taxed at the time that the Incentive Shares are received rather than when and as the Incentive Shares vest by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date that such Incentive Shares are received. THE FORM FOR MAKING THIS SECTION 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AND THE RECIPIENT (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF THE RECIPIENT REQUESTS THAT THE COMPANY OR ITS AGENTS MAKE THIS FILING ON RECIPIENT’S BEHALF.

6.    Amendment, Modification and Assignment. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Recipient and the Company. No waiver by either party of any breach by the other party hereto of any condition or provision of this Agreement shall be deemed a waiver of any other conditions or provisions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to by the Board or the Plan Committee, this Agreement shall not be assigned by the Recipient in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and his or her heirs and legal representatives and on the successors and assigns of the Company.

7.    Operating Agreement. As a condition to this grant of Incentive Shares, the Recipient shall execute such documents as the Company may require to evidence the fact that the Recipient agrees that his or her acquisition of such Incentive Shares is subject to the terms and conditions of the Operating Agreement, and that the Recipient shall be bound by the Operating Agreement, in the same manner as if he or she were an original signatory thereto.

8.    Recipient’s Representations. The Recipient hereby represents and warrants to the Company that: (a) Recipient is aware of the Company’s business affairs and financial conditions and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to receive the Incentive Shares, (b) Recipient is receiving the Incentive Shares for Recipient’s own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”), (c) Recipient understands that the Company’s issuance of the Incentive Shares has not been registered under the Securities Act in reliance upon a specific exemption therefrom and that the Incentive Shares must be held indefinitely unless the transfer is subsequently registered under the Securities Act or unless an exemption from registration is otherwise available, (d) Recipient understands that the Company is under no obligation to register any transfer of the Incentive Shares, (e) Recipient has the requisite power and authority to execute and deliver this Agreement and the Operating Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, (f) this Agreement and the Operating Agreement have been duly and validly executed and delivered by Recipient and the execution and delivery of this Agreement and the Operating Agreement and performance by Recipient of his or her obligations hereunder and thereunder, the consummation of the transactions contemplated hereby and thereby and the compliance by Recipient with the provisions hereof and thereof will not violate or conflict with any action, suit or order affecting Recipient or require any consent or other action by any other person or entity under, or constitute a default under, any provision of any contract, agreement or other instrument to which Recipient is a party or to which any of his or her properties are bound, (g) this Agreement and the Operating Agreement constitute valid and binding obligations of Recipient, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and (h) Recipient has received all documents, books and records pertaining to the Company requested by Recipient and Recipient has had a reasonable opportunity to ask questions of, and receive answers concerning, the Company and all of such questions have been answered to Recipient’s satisfaction and the determination of Recipient to enter into this Agreement has been made by Recipient independent of any such answers given or other statements made by the Company.

9.    Miscellaneous.

(a)    No Right to Continuous Services. The grant of the Incentive Shares shall not be construed as giving the Recipient the right to Continuous Service with the Company or its Related Entities.

(b)    No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable in specific cases.

(c)    Severability. If any provisions of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement or this award under any applicable law, such provision shall be construed or deemed amended to conform to applicable law or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award shall remain in full force and effect.

(d)    No Trust or Fund Created. Neither this Agreement nor the grant made pursuant to this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.

(f)    Jurisdiction and Venue. The Company and the Recipient each irrevocably and unconditionally (i) agree that any suit, action or legal proceeding arising out of or relating to this Agreement which is expressly permitted by the terms of this Agreement to be brought in a court of law, shall be brought in the courts of record of the State of Connecticut in the County of New

Haven; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; (iii) waives any objection which it or he may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (iv) agrees that service of any court papers may be affected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in such courts.

(g)    Interpretation. The Recipient accepts the Incentive Shares subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan and the Operating Agreement. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

(h)    Headings. Headings are given to the Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

10.    Complete Agreement. Except as otherwise provided for herein, this Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

ARVINAS HOLDING COMPANY, LLC

By:
Name: Sean Cassidy
Title: CFO

AGREED AND ACCEPTED:

RECIPIENT:

Name:

[SIGNATURE PAGE TO ARVINAS HOLDING COMPANY, LLC AWARD AGREEMENT]